First Niagara Financial Group, Inc.
Exhibit 99.2 - Summary of Quarterly Financial Data

                                                            2002                                         2001
                                             -----------------------------------  --------------------------------------------------
                                              As of        Second        First       As of       Fourth        Third        Second
                                             June 30,      Quarter      Quarter   December 31,   Quarter      Quarter      Quarter
                                            ----------   ----------   ----------  ------------  ----------   ----------   ----------
SELECTED FINANCIAL DATA
(Amounts in thousands)
Total assets                                $2,872,223    2,872,223    2,854,763    2,857,946    2,857,946    2,749,182    2,656,056
Total interest-earning assets               $2,614,950    2,614,950    2,603,948    2,596,371    2,596,371    2,434,517    2,407,211
Fed funds and other short-term
  investments                               $  125,177      125,177      147,801       22,231       22,231       13,981       25,575
Securities, at amortized cost               $  550,720      550,720      553,310      689,293      689,293      530,347      509,930
Loans:
   Real estate loans:
     One-to four-family                     $  944,268      944,268      962,433      980,638      980,638    1,017,555    1,048,366
     Home equity                            $  130,642      130,642      121,212      114,443      114,443      110,201      107,602
     Multi-family                           $  145,650      145,650      142,955      133,439      133,439      128,513      114,558
     Commercial real-estate                 $  291,778      291,778      264,397      259,457      259,457      251,120      236,043
     Construction                           $   82,133       82,133       77,204       64,502       64,502       56,701       50,564
                                            ----------   ----------   ----------   ----------   ----------   ----------   ----------
       Total real estate loans              $1,594,471    1,594,471    1,568,201    1,552,479    1,552,479    1,564,090    1,557,133
                                            ----------   ----------   ----------   ----------   ----------   ----------   ----------

   Commercial business loans                $  154,778      154,778      143,121      135,621      135,621      124,398      108,234
   Consumer loans                           $  178,725      178,725      181,182      182,126      182,126      186,163      187,278
   Net deferred costs and discounts         $    2,365        2,365        1,786        1,642        1,642        1,629        1,352
                                            ----------   ----------   ----------   ----------   ----------   ----------   ----------
       Total loans                          $1,930,339    1,930,339    1,894,290    1,871,868    1,871,868    1,876,280    1,853,997
Goodwill and other intangibles              $   80,776       80,776       81,016       81,010       81,010       82,555       83,595

Total interest-bearing liabilities          $2,431,133    2,431,133    2,436,611    2,439,975    2,439,975    2,330,299    2,264,325

Deposits:
   Interest-bearing deposits:
     Savings accounts                       $  623,412      623,412      551,002      450,762      450,762      416,215      415,003
     Interest-bearing checking              $  512,719      512,719      528,416      549,306      549,306      556,133      549,483
     Certificates of deposits               $  871,759      871,759      930,545      863,717      863,717      906,571      877,562
     Mortgagors' payments held in
       escrow                               $   16,387       16,387       10,523       17,150       17,150       15,400       18,105
   Noninterest-bearing deposits             $  123,997      123,997      111,804      109,895      109,895       98,775       95,231
                                            ----------   ----------   ----------   ----------   ----------   ----------   ----------
     Total deposits                         $2,148,274    2,148,274    2,132,290    1,990,830    1,990,830    1,993,094    1,955,384

Short-term borrowings                       $   72,633       72,633       72,251      212,992      212,992       86,802       89,654
Long-term borrowings                        $  334,223      334,223      343,874      346,048      346,048      349,178      314,518
Stockholders' equity                        $  272,303      272,303      264,202      260,617      260,617      258,958      252,157
Tangible equity (1)                         $  191,527      191,527      183,186      179,607      179,607      176,403      168,562
Fair value adjustment included in
   stockholders' equity                     $    3,197        3,197          454        2,561        2,561        4,435        1,849
Common shares outstanding                       24,925       24,925       24,856       24,802       24,802       24,787       24,732
Total loans serviced for others             $  255,818      255,818      249,469      252,267      252,267      239,978      215,240

                                                             2002                                       2001
                                           -------------------------------------  --------------------------------------------------
                                           Year-to-Date     Second      First     Year-to-Date     Fourth       Third        Second
                                             June 30,      Quarter     Quarter    December 31,    Quarter      Quarter      Quarter
                                            ----------   ----------   ----------  ------------   ---------    ---------     --------
SELECTED AVERAGE BALANCES (2)
(Amounts in thousands)
Total assets ............................   $2,821,448    2,869,204    2,773,161    2,679,331    2,717,984    2,715,856    2,653,536
Total interest-earning assets ...........   $2,567,134    2,617,506    2,516,202    2,429,167    2,468,392    2,460,606    2,404,694
Fed funds and other short-term
  investments ...........................   $   98,319      121,566       74,813       39,533       41,753       50,335       41,189
Securities, at amortized cost ...........   $  559,266      573,919      544,451      519,278      540,023      530,910      503,638
Loans (3) ...............................   $1,898,299    1,911,144    1,885,312    1,854,117    1,873,337    1,864,773    1,841,032
Goodwill and other intangibles ..........   $   81,024       80,932       81,116       83,621       81,984       83,235       84,382
Interest-bearing liabilities:
   Savings accounts .....................   $  545,717      592,461      498,453      417,256      427,122      415,986      413,549
   Interest-bearing checking ............   $  528,751      519,283      538,325      545,118      548,510      550,593      544,588
   Certificates of deposits .............   $  889,903      900,201      879,491      877,428      888,960      889,081      876,995
   Mortgagors' payments held in
     escrow .............................   $   16,039       16,733       15,135       19,198       18,017       25,118       18,207
   Other borrowed funds .................   $  417,839      411,557      424,190      425,543      427,943      431,767      412,677
                                            ----------   ----------   ----------   ----------   ----------   ----------   ----------
     Total interest-bearing
       liabilities ......................   $2,398,249    2,440,235    2,355,594    2,284,543    2,310,552    2,312,545    2,266,016

Interest-bearing deposits ...............   $1,980,410    2,028,678    1,931,404    1,859,000    1,882,609    1,880,778    1,853,339
Noninterest-bearing deposits ............   $  107,497      111,738      103,410       90,023       99,527       92,875       87,450
                                            ----------   ----------   ----------   ----------   ----------   ----------   ----------
   Total deposits .......................   $2,087,907    2,140,416    2,034,814    1,949,023    1,982,136    1,973,653    1,940,789

Stockholders' equity ....................   $  268,386      270,796      265,949      255,637      263,350      257,919      251,919
Tangible equity (1) .....................   $  187,362      189,864      184,833      172,016      181,366      174,684      167,537
Common shares outstanding:
   Basic ................................       24,853       24,886       24,820       24,728       24,787       24,763       24,697
   Diluted ..............................       25,347       25,425       25,246       25,010       25,165       25,188       24,982

First Niagara Financial Group, Inc.
Exhibit 99.2 - Summary of Quarterly Financial Data (Cont'd)

                                                             2002                                       2001
                                           -------------------------------------  -------------------------------------------------
                                           Year-to-Date     Second      First     Year-to-Date     Fourth       Third       Second
                                             June 30,      Quarter     Quarter    December 31,    Quarter      Quarter     Quarter
                                            ----------   ----------   ----------  ------------   ---------    ---------    --------
SELECTED OPERATIONS DATA
(Amounts in thousands)
Interest income                             $   85,069       42,536       42,533      178,368       43,774       44,880      44,627
Interest expense                            $   40,147       19,828       20,319       99,352       22,686       24,787      25,537
                                            ----------   ----------   ----------   ----------   ----------   ----------   ---------
Net interest income                         $   44,922       22,708       22,214       79,016       21,088       20,093      19,090
Provision for credit losses                 $    3,260        1,730        1,530        4,160        1,150        1,110         860
                                            ----------   ----------   ----------   ----------   ----------   ----------   ---------
Net interest income after provision         $   41,662       20,978       20,684       74,856       19,938       18,983      18,230

Noninterest income:
   Bank service charges and fees            $    6,816        3,477        3,339       10,222        3,187        2,388       2,419
   Lending and leasing income               $    2,231        1,192        1,039        4,310        1,205        1,064         997
   Insurance services and fees              $   10,627        5,553        5,074       18,456        4,549        4,420       4,700
   Bank-owned life insurance earnings       $    1,337          683          654        2,507          679          647         598
   Annuity and mutual fund commissions      $    1,246          773          473        1,750          470          427         408
   Investment and fiduciary services        $      636          309          327        1,456          317          383         358
   Other                                    $      882          578          304        3,371          705          842         777
                                            ----------   ----------   ----------   ----------   ----------   ----------   ---------
     Total noninterest income               $   23,775       12,565       11,210       42,072       11,112       10,171      10,257

Noninterest expense:
   Salaries and benefits                    $   24,405       12,057       12,348       45,989       11,934       11,236      11,150
   Occupancy and equipment                  $    3,989        1,955        2,034        7,664        1,862        1,830       1,897
   Technology and communications            $    4,395        2,345        2,050        7,642        2,112        1,775       1,765
   Marketing and advertising                $    1,161          621          540        2,126          541          371         781
   Amortization of goodwill and other
     intangibles (4)                        $      422          211          211        5,711        1,435        1,440       1,418
   Other                                    $    6,439        3,176        3,263       13,873        3,930        3,321       3,490
                                            ----------   ----------   ----------   ----------   ----------   ----------   ---------
     Total noninterest expense              $   40,811       20,365       20,446       83,005       21,814       19,973      20,501

Income before income taxes                  $   24,626       13,178       11,448       33,923        9,236        9,181       7,986
Income taxes                                $    8,385        4,387        3,998       12,703        3,440        3,432       2,973
New York State bad debt tax expense
  recapture (5)                             $    1,784        1,784           --           --           --           --          --
                                            ----------   ----------   ----------   ----------   ----------   ----------   ---------
Net income                                  $   14,457        7,007        7,450       21,220        5,796        5,749       5,013
                                            ----------   ----------   ----------   ----------   ----------   ----------   ---------
Add back: Goodwill amortization (4)         $       --           --           --        4,742        1,187        1,187       1,184
                                            ----------   ----------   ----------   ----------   ----------   ----------   ---------
Adjusted net income                         $   14,457        7,007        7,450       25,962        6,983        6,936       6,197
                                            ----------   ----------   ----------   ----------   ----------   ----------   ---------

STOCK AND RELATED PER SHARE DATA
(Amounts in thousands)
Net income per share:
   Basic                                    $     0.58         0.28         0.30         0.86         0.23         0.23        0.20
   Diluted                                  $     0.57         0.28         0.30         0.85         0.23         0.23        0.20
Adjusted net income per share (4):
   Basic                                    $     0.58         0.28         0.30         1.05         0.28         0.28        0.25
   Diluted                                  $     0.57         0.28         0.30         1.04         0.28         0.28        0.25
Cash dividends                              $     0.21         0.11         0.10         0.36         0.10         0.09        0.09
Dividend payout ratio                            36.21%       39.29%       33.33%       41.86%       43.48%       39.13%      45.00%
Dividend yield (Annualized) (6)                   1.53%        1.59%        2.33%        2.14%        2.36%        2.25%       2.32%
Book value                                  $    10.92        10.92        10.63        10.51        10.51        10.45       10.20
Tangible book value (1)                     $     7.68         7.68         7.37         7.24         7.24         7.12        6.82
Market price (NASDAQ: FNFG):
   High                                     $    29.99        29.99        19.45        17.90        17.45        17.90       15.99
   Low                                      $    15.70        17.00        15.70        10.75        15.20        12.76       10.75
   Close                                    $    27.76        27.76        17.44        16.83        16.83        15.87       15.53

PERFORMANCE RATIOS (2)
(Annualized)
Net income:
  Return on average assets                        1.03%        0.98%        1.09%        0.79%        0.85%        0.84%       0.76%
  Return on average equity                       10.86%       10.38%       11.36%        8.30%        8.73%        8.84%       7.98%
  Return on average tangible equity (1)          15.56%       14.80%       16.35%       12.34%       12.68%       13.06%      12.00%
Adjusted net income (4):
  Return on average assets                        1.03%        0.98%        1.09%        0.97%        1.02%        1.01%       0.94%
  Return on average equity                       10.86%       10.38%       11.36%       10.16%       10.52%       10.67%       9.87%
  Return on average tangible equity (1)          15.56%       14.80%       16.35%       15.09%       15.28%       15.75%      14.84%
Yield on interest-earning assets                  6.65%        6.51%        6.80%        7.34%        7.07%        7.28%       7.43%
Rate on interest-bearing liabilities              3.38%        3.26%        3.50%        4.35%        3.90%        4.25%       4.52%
                                            ----------   ----------   ----------   ----------   ----------   ----------   ---------
Net interest rate spread                          3.27%        3.25%        3.30%        2.99%        3.17%        3.03%       2.91%

Net interest margin as a percentage of
   interest-earning assets                        3.49%        3.47%        3.52%        3.25%        3.42%        3.28%       3.17%

As a percentage of average assets:
   Noninterest income (7)                         1.69%        1.75%        1.64%        1.57%        1.62%        1.47%       1.58%
   Noninterest expense (4)                        2.92%        2.85%        2.99%        2.92%        3.01%        2.74%       2.92%
                                            ----------   ----------   ----------   ----------   ----------   ----------   ---------
   Net overhead                                   1.23%        1.10%        1.35%        1.35%        1.39%        1.27%       1.34%
Efficiency ratio (4) (7)                         59.47%       57.87%       61.15%       64.59%       64.11%       62.28%      65.36%

First Niagara Financial Group, Inc.
Exhibit 99.2 - Summary of Quarterly Financial Data (Cont'd)

                                                            2002                                         2001
                                             -----------------------------------  ------------------------------------------------
                                              As of        Second        First       As of       Fourth        Third      Second
                                             June 30,      Quarter      Quarter   December 31,   Quarter      Quarter    Quarter
                                            ----------   ----------   ----------  ------------  ----------   ----------  ---------
CAPITAL RATIOS
Tier 1 capital                                   10.18%       10.18%       10.02%       10.27%       10.27%        9.96%     10.10%
Total capital                                    11.25%       11.25%       11.06%       11.36%       11.36%       11.05%     11.23%
Leverage capital                                  6.73%        6.73%        6.76%        6.71%        6.71%        6.47%      6.50%
Equity to assets                                  9.48%        9.48%        9.25%        9.12%        9.12%        9.42%      9.49%
Tangible equity to tangible assets (1)            6.86%        6.86%        6.60%        6.47%        6.47%        6.62%      6.55%

ASSET QUALITY DATA
(Amounts in thousands)
Non-performing loans:
   One-to four-family                       $    4,252        4,252        5,040        4,833        4,833        4,605      3,738
   Home equity                              $      488          488          504          491          491          488        486
   Commercial real estate and
     multi-family                           $    2,240        2,240        2,365        2,402        2,402        2,208      1,723
   Consumer                                 $      619          619          746          510          510          385        270
   Commercial business                      $    4,134        4,134        4,062        3,244        3,244          840        839
                                            ----------   ----------   ----------   ----------   ----------   ----------  ---------
     Total non-performing loans             $   11,733       11,733       12,717       11,480       11,480        8,526      7,056

Other non-performing assets                 $      310          310          676          665          665          693        651
                                            ----------   ----------   ----------   ----------   ----------   ----------  ---------
Total non-performing assets                 $   12,043       12,043       13,393       12,145       12,145        9,219      7,707

Allowance for credit losses                 $   19,694       19,694       18,983       18,727       18,727       18,651     18,573
Net loan charge-offs                        $    2,293        1,019        1,274        3,179        1,074        1,032        435
Provision for credit losses as a
   percentage of net loan charge-offs           142.17%      169.77%      120.09%      130.86%      107.08%      107.56%    197.70%
Total non-performing assets as a
   percentage of total assets                     0.42%        0.42%        0.47%        0.42%        0.42%        0.34%      0.29%
Total non-performing loans to total
  loans                                           0.61%        0.61%        0.67%        0.61%        0.61%        0.45%      0.38%
Net charge-offs to average loans
  (Annualized)                                    0.24%        0.21%        0.27%        0.17%        0.23%        0.22%      0.09%
Allowance for credit losses to
  total loans                                     1.02%        1.02%        1.00%        1.00%        1.00%        0.99%      1.00%
Allowance for credit losses
   to non-performing loans                      167.85%      167.85%      149.27%      163.13%      163.13%      218.75%    263.22%
-----------------------------------------------------------------------------------------------------------------------------------
Personnel FTE                                      941          941          932          919          919          911        918
Number of banking centers                           38           38           38           37           37           37         36

----------
(1)    Excludes goodwill and other intangibles.
(2)    Averages presented are daily averages.
(3)    Net of deferred costs and unearned discounts.
(4) With the adoption of SFAS No. 142 "Goodwill and Other Intangibles" on January 1, 2002, the Company is no longer required to amortize goodwill. Accordingly, for the prior periods presented, goodwill amortization has been excluded from adjusted amounts for consistency purposes. The remaining amortization relates to identifiable intangible assets (ie. Customer lists).
(5) First Niagara Bank, a wholly owned subsidiary of the Company, is subject to special provisions in the New York State tax law that allows it to deduct on its tax return bad debt expenses in excess of those actually incurred based on a specified formula ("excess reserve"). The Company is required to repay this excess reserve if it does not maintain a certain percentage of qualified assets (primarily residential mortgages and mortgage-backed securities) to total assets, as prescribed by the tax law. For accounting purposes, the Company is required to record a tax liability for the recapture of this excess reserve when it can no longer assert that the test will continue to be passed for the "foreseeable future." As a result of the decision to combine its three banks, the Company can no longer make this assertion and accordingly, recorded a $1.8 million tax liability in the second quarter. It is anticipated that this tax liability will be repaid over the next 10 - 15 years.
(6)    Computed based upon the period end closing stock price.
(7)    Excludes net gain/loss on sale of securities available for sale.